EXHIBIT 23.1 FOR FISCAL 2000 10-K

Exhibit 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-33414, 33-39518 and 33-42182) of Exabyte Corporation of our report dated January 20, 2000, except for Note 13, which is dated April 16, 2001, appearing on page 45 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Denver, Colorado
April 26, 2001